                                                                EXHIBIT 10.6

                           CRAGAR INDUSTRIES, INC.

                     Five-Year Fifteen (15) Percent Note
                Due in Five Installments on January 1 of 1994
                          1995, 1996, 1997, and 1998


        Cragar Industries, Inc., a Delaware corporation (the "Corporation"), for value received, hereby promises to pay to ______________________________ the principal sum of $___________ interest from the date of issuance of this Note at the rate of fifteen percent (15%) per annum. The principal and interest are payable in five (5) installments as set forth in the Payment Schedule attached hereto as Exhibit "A", at the office of the Corporation, or by registered or certified mail to the address of the registered owner hereof.

        This Note is one of a duly authorized issue of notes of the Corporation of like tenor and effect evidencing an aggregate indebtedness of $3,538.878. The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, to which the holder hereof, by the acceptance of this Note, assents:

        1. Equal Rank. All notes of this issue rank equally and ratably without priority over one another.

        2. Subordination. The rights of the holder hereof to the principal sum or any part thereof, and the interest due thereon, are and shall remain subject and subordinate to the claims of all creditors of the Corporation other than the holders of notes of this issue, and upon dissolution or liquidation of the Corporation no payment shall be due or payable upon this Note until all other contract creditors of the Corporation shall have been paid in full.

        3. Forbearance From Suit. No holder of a note of this issue shall institute any suit or proceeding for the enforcement of the payment of principal or interest unless the holders of more than 50 percent of the amount of all outstanding notes of this issue join in such suit or proceeding.

        4. Prepayment. The Corporation may at any time, at its own option, prepay in whole or in part the principal sum, plus accrued interest to date of payment, of all but not less than all outstanding notes of this issue.

        5. Registered owner. The Corporation may treat the person whose name appears above as the absolute owner hereof for the purpose of receiving payment of, or on account of, the principal or interest due hereon and for all other purposes.

        6.      Non-Liability of Shareholders, Officers, and Directors.  This
Note is the obligation of the Corporation only, and no recourse shall be had for the payment thereof of the interest thereon against any shareholder, officer, or director of the Corporation, either directly or through the Corporation, by virtue of any statute for the enforcement of any assessment or otherwise, all such liability of shareholders, directors, and officers as such being released by the holder hereof by the acceptance of this Note.

        7. Late Payment. In the event the corporation does not pay the holder hereof any payment of principal or interest within 150 days after the due date thereof, the interest rate from the due date until payment of principal and interest then due on the entire remaining unpaid principal balance hereunder shall be seventeen percent (17%), except to the extent otherwise required by creditors of the Corporation to whom the indebtedness evidenced hereby is subordinated.

        8. Conversion. The holder of this Note has the right, at his option, at any time after any payment of principal or interest remains unpaid more than one hundred fifty (150) days after due, and except to the extent otherwise required by creditors of the Corporation to whom the indebtedness evidenced hereby is subordinated, to convert the unpaid principal balance hereof into shares of the Class A common stock .01 par value of the Corporation (the "Stock"), as such Stock may be constituted at the date of conversion, at the price of One Dollar ($1.00) for one share of Stock, or at the adjusted conversion price of the date of conversion giving effect to any stock splits, reverse stock splits, stock dividends, or merger after the date of this Note. To convert this Note, the holder hereof shall surrender this Note to the

Corporation, accompanied by written notice of election to convert this Note (executed on the form attached to this Note). As soon as practicable after the surrender of this Note, the Corporation shall deliver (i) a certificate for the number of full shares of the Stock issuable upon conversion, and (ii) cash in lieu of any fractional shares of Stock otherwise issuable pursuant to the exercise of the right or conversion hereunder.

        9. Reservation of Stock. The Corporation shall take, or has taken all steps necessary to reserve a number of its authorized but unissued shares of the Stock sufficient for issuance upon conversion of this Note pursuant to this paragraph. IN WITNESS WHEREOF, the Corporation has signed this Note on December _____, 1992.

        Payments on account of principal of this Note are noted on the reverse side hereof.

                                     CRAGAR INDUSTRIES, INC.

                                     By:____________________________
                                        James A. Haggerty, President



                                      3